Registration No. 33-88810
     ----------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                          HOLLINGER INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

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                DELAWARE                                93-3518892
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     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                 Identification No.)
--------------------------------------------------------------------------------
         401 NORTH WABASH AVENUE                           60611
            CHICAGO, ILLINOIS                           (Zip Code)
     (Address of principal executive
                offices)
================================================================================


                          HOLLINGER INTERNATIONAL INC.
                             1994 STOCK OPTION PLAN

                          HOLLINGER INTERNATIONAL INC.
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             KENNETH L. SEROTA, ESQ.
                  VICE PRESIDENT-LAW AND FINANCE AND SECRETARY
                          HOLLINGER INTERNATIONAL INC.
                             401 NORTH WABASH AVENUE
                                CHICAGO, IL 60601
                     (Name and address of agent for service)

                                (312) 321-2299
          (Telephone number, including area code, of agent for service)

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-8 (the "Original Registration Statement") filed by American Publishing Company on January 27, 1995 (File No. 33-88810). Effective July 18, 1995, in connection with the reorganization of American Publishing Company, the name of American Publishing Company was changed to Hollinger International Inc. The term "Registrant," as used in this Post- Effective Amendment No. 1, shall mean Hollinger International Inc., formerly American Publishing Company.

         Effective prior to the date hereof, the shares of Common Stock previously registered under the Original Registration Statement were issued or issuable pursuant to stock options granted under the Hollinger International Inc. 1994 Stock Option Plan (formerly the American Publishing Company 1994 Stock Option Plan). Effective as of the date hereof, stock options in respect of the following shares of the Registrant's Common Stock will be made under the terms of the Hollinger International Inc. 1997 Stock Incentive Plan: (i) the shares of the Registrant's Common Stock which were previously registered under the Original Registration Statement but not, as of the date hereof, made subject to outstanding stock options, and (ii) any shares of the Registrant's Common Stock becoming available for regrant pursuant to the forfeiture, on or after the date hereof, of previously awarded stock options.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT NO.      DESCRIPTION

4.1              Restated Certificate of Incorporation of
                 Hollinger International Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated October 13, 1995 and to Exhibit 3.01 to the Registrant's Registration Statement on Form S-3 (File No. 333-06619)).

4.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form
                 S-1 (File No. 33-74980)).

5.1 Opinion of Kirkpatrick & Lockhart LLP, as to the legality of the shares being registered (previously filed).

23.1             Consent of KPMG Peat Marwick LLP
                 (previously filed).

23.2             Consent of Kirkpatrick & Lockhart LLP
                 (included in the Opinion previously filed as Exhibit 5.1).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 20th day of June, 1997.

                                             HOLLINGER INTERNATIONAL INC.



                                             By: /s/ Conrad M. Black

                                             -----------------------
                                             Conrad M. Black
                                                Chairman of the Board and
                                                Chief Executive Office


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date(s) indicated:


     SIGNATURE                      CAPACITY                         DATE



/s/ Conrad M. Black               Chairman of the
                                  Board, Chief                    June 20, 1997
--------------------              Executive Officer
Conrad M. Black                   and Director
                                  (Principal Executive
                                  Officer)

/s/ F. David Radler               President, Chief                June 20, 1997
                                  Operating Officer
---------------------             and Director
F. David Radler


/s/ J.A. Boultbee                 Vice President and              June 20, 1997
                                  Chief Financial
---------------------             Officer (Principal
J.A. Boultbee                     Financial Officer)


/s/ Frederick A. Creasey          Group Corporate                 June 20, 1997
                                   Controller
---------------------             (Principal
Frederick A. Creasey              Accounting Officer)


/s/ Barbara Amiel Black           Director                        June 20, 1997

---------------------
Barbara Amiel Black


/s/ Dwayne O. Andreas             Director                        June 20, 1997

----------------------
Dwayne O. Andreas


/s/ Richard Burt                  Director                        June 20, 1997

-----------------------
Richard Burt


/s/ Raymond G. Chambers           Director                        June 20, 1997

-----------------------
Raymond G. Chambers


/s/ Daniel W. Colson              Director                        June 20, 1997

-----------------------
Daniel W. Colson


/s/ Henry A. Kissinger            Director                        June 20, 1997

-----------------------
Henry A. Kissinger

/s/ Marie-Josee Kravis            Director                        June 20, 1997

-----------------------
Marie-Josee Kravis


/s/ Shmuel Meitar                 Director                        June 20, 1997

-----------------------
Shmuel Meitar


/s/ Richard N. Perle              Director                        June 20, 1997

-----------------------
Richard N. Perle


/s/ Robert S. Strauss             Director                        June 20, 1997

-----------------------
Robert S. Strauss


/s/ Alfred Taubman                Director                        June 20, 1997

-----------------------
Alfred Taubman


/s/ James R. Thompson             Director                        June 20, 1997

-----------------------
James R. Thompson


/s/ Lord Weidenfeld               Director                        June 20, 1997

-----------------------
Lord Weidenfeld


/s/ Leslie H. Wexner              Director                        June 20, 1997

-----------------------
Leslie H. Wexner

                                  EXHIBIT INDEX


     EXHIBIT NO.         DESCRIPTION                      SEQUENTIAL PAGE NUMBER


       4.1        Restated Certificate of                       --
                  Incorporation of Hollinger
                  International Inc.
                  (incorporated by reference
                  to Exhibit 3.1 to the
                  Registrant's Current Report
                  on Form 8-K dated October
                  13, 1995 and to Exhibit
                  3.01 to the Registrant's
                  Registration Statement on
                  Form S-3 (File No. 333-
                  06619)).

       4.2        Amended and Restated Bylaws                   --
                  (incorporated by reference
                  to Exhibit 3.2 to the
                  Registrant's Registration
                  Statement on Form S-1 (File
                  No. 33-74980)).

       5.1        Opinion of Kirkpatrick &                      --
                  Lockhart LLP as to the
                  legality of the shares
                  being registered
                  (previously filed).

      23.1        Consent of KPMG Peat                          --
                  Marwick LLP (previously
                  filed).

      23.2        Consent of Kirkpatrick &                      --
                  Lockhart LLP (included in
                  Opinion previously filed as
                  Exhibit 5.1).


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